                                                                    EXHIBIT 3.11

                            ARTICLES OF INCORPORATION

                                       OF

                              LUCAS AUTOMOTIVE INC.

                  Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

                                    ARTICLE I

                  The name of the corporation is Lucas Automotive Inc.

                                   ARTICLE II

                  The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

                                   ARTICLE III

                  The total authorized shares are 60,000 shares. of common
stock. Each share shall have equal voting and other rights.

                                   ARTICLE IV

                  The address and mailing address of the registered office is:
5500 New King Street, Troy, Michigan 48007-7002. The name of the resident agent at the registered office is James T. Bickhaus.

                                    ARTICLE V

                  The name and address of the incorporator are: Frank K. Zinn,
35th Floor, 400 Renaissance Center, Detroit, Michigan 48243.

                                   ARTICLE VI

                  When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its creditor or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the

shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence o(pound) the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE VII

                  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the foregoing: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation
Act; or (iv) a transaction from which the director derived an improper personal benefit. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of any such amendment or repeal.

                  I, the incorporator, sign my name this 23 day of October,
1989.

                                        /s/ Frank K. Zinn
                                        ----------------------------------------
                                        Frank K. Zinn

Please return filed Articles to:

Frank K. Zinn
Dykema Gossett
35th Floor
400 Renaissance Center
Detroit, Michigan 48243
(313) 568-6969

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